Exhibit 23.4

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated April 3, 2018, included in the joint proxy statement and prospectus of RW Holdings NNN REIT, Inc. that is made a part of Pre-Effective Amendment No. 1 to the Registration Statement (Form S-4 No. 333-233923) of RW Holdings NNN REIT, Inc. for the registration of 7,944,533 shares of its Class C common stock.

/s/ Ernst & Young LLP

Irvine, California
October 18, 2019